EXHIBIT 21
SEMCO ENERGY, INC.
List of Subsidiaries
Exhibit 21 to Form 10-K (2006)
As of December 31, 2006, the subsidiaries of SEMCO Energy, Inc. (the Registrant) were:
▪	Alaska Pipeline Company, an Alaska corporation

▪	NORSTAR Pipeline Company, Inc., an Alaska corporation (a subsidiary of Alaska Pipeline Company)

▪	Hotflame Gas, Inc., a Michigan corporation

▪	SEMCO Construction Parent Company (formerly known as EnStructure Corporation, Sub-Surface Resources, Inc. and prior thereto, NATCOMM, Inc.), a Michigan corporation

▪	SEMCO Energy Ventures, Inc., a Michigan corporation

▪	SEMCO Gas Storage Company, a Michigan corporation (a subsidiary of SEMCO Energy Ventures, Inc.)

▪	SEMCO Pipeline Company, a Michigan corporation (a subsidiary of SEMCO Energy Ventures, Inc.)

▪	SEMCO Information Technology, Inc. (formerly known as Aretech Information Services, Inc.), a Michigan corporation
Each of the above-listed companies does business only under its respective corporate name as indicated above, except as follows:
▪	SEMCO Energy, Inc. does business in Alaska under the name ENSTAR Natural Gas Company and in Michigan as Battle Creek Gas Company, Peninsular Gas Company and SEMCO Energy Gas Company.